As filed with the Securities and Exchange Commission on March 19, 2009

File No. 333 - 116055

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Post-effective Amendment No. 3

inContact, Inc.

(Exact name of registrant as specified in charter)

DELAWARE	87-0528557
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

7730 Union Park Avenue, Suite 500, Midvale, Utah 84047

(Address, including zip code, of Principal Executive Offices)

Long Term Stock Incentive Plan, March 11, 1999

Employee Common Stock Options

(Full title of the plans)

Paul Jarman

7730 Union Park Avenue, Suite 500, Midvale, Utah 84047

(801) 320-3200

(Name, address, and telephone number of agent for service)

Copy to:

Mark E. Lehman, Esq.

Parsons Behle & Latimer

201 South Main Street, Suite 1800, Salt Lake City, Utah 84111

(801) 532-1234/ (801) 536-6111 fax

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer  ☐            Accelerated filer  ☒            Non-accelerated filer  ☐            Smaller reporting company  ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to Be Registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of Registration Fee (2)
Common Stock, par value $0.0001 per share; shares issued or issuable pursuant to employee benefit plans.	1,200,000	$3.078	$3,693,160	$467.92
Common Stock, par value $0.0001 per share; shares issued or issuable pursuant to employee benefit plans.	361,799	$2.68	$970,203	$122.92

(1)	Pursuant to Rule 416(a), this registration statement shall also cover any additional shares of common stock which become issuable under our Long Term Stock Incentive Plan and the Employee Common Stock Options by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase or decrease in the number of outstanding shares of our common stock.

(2)	All registration fees were calculated and paid with the initial filing of the registration statement on June 1, 2004

Explanatory Note

This Post-effective Amendment to the Registration Statement is filed to revise and update information in the Reoffer Prospectus to reflect the change in the issuer’s name from UCN, Inc., to inContact, Inc., the description of “The Company” under that caption in the Reoffer Prospectus, and information pertaining to the selling security holders under the caption “Selling Security Holders” in the Reoffer Prospectus.

ii

PART I. INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

This Registration Statement of inContact, Inc., relates to two separate prospectuses.

Section 10(a) Prospectus: Items 1 and 2, from this page, and the documents incorporated by reference pursuant to Part II, Item 3 of this Registration Statement, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended (the “Securities Act”).

Reoffer Prospectus: The material that follows Item 2, up to but not including Part II of this Registration Statement, of which the reoffer prospectus is a part, constitutes a “reoffer prospectus,” prepared in accordance with the requirements of Part I of Form S-3 under the Securities Act. Pursuant to Instruction C of Form S-8, the reoffer prospectus may be used for reoffers or resales of common shares that are acquired by the selling stockholders named in the reoffer prospectus and deemed to be “control securities” or “restricted securities” under the Securities Act.

ITEM 1.	PLAN INFORMATION

The document(s) containing the information specified in Item 1 will be sent or given to participants in the Long Term Stock Incentive Plan and the Employee Common Stock Options as specified in Rule 428(b)(1) of the Securities Act. Such documents are not required to be and are not filed with the Securities and Exchange Commission (the “SEC”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

ITEM 2.	REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

inContact will furnish without charge to each person to whom the prospectus is delivered, upon the written or oral request of such person, a copy of any and all of the documents incorporated by reference in Item 3 of Part II of this Registration Statement, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to the information that is incorporated). Those documents are incorporated by reference in the Section 10(a) prospectus. inContact will also furnish without charge to each person to whom the prospectus is delivered, upon the written or oral request of such person, a copy of other documents required to be delivered to employees pursuant to Rule 428(b). Requests should be directed to Corporate Secretary, inContact, Inc., 7730 Union Park Avenue, Suite 500, Midvale, Utah 84047, telephone (801) 320-3200.

iii

Reoffer Prospectus

inContact, Inc.

250,000 Shares of Common Stock

This reoffer prospectus relates to up to 250,000 shares of common stock, par value $0.0001 per share, of inContact, Inc., which may be offered and resold from time to time by persons who acquire shares pursuant to awards that have been, or may be, granted to eligible participants under our 1999 Long Term Stock Incentive Plan, referred to in this prospectus as our 1999 Equity Plan. Eligible participants in our 1999 Equity Plan consist of past and present employees, directors, and officers.

We have granted stock option awards under the 1999 Equity Plan to eligible participants who are affiliates of inContact (as defined in rule 405 adopted under the Securities Act), with respect to 75,000 shares. These persons are listed under the section of this prospectus entitled “Selling Security Holders.” Subsequent to the date of this reoffer prospectus, we may grant additional awards under the 1999 Equity Plan to eligible participants who are affiliates of inContact. Instruction C of Form S-8 requires that we supplement this reoffer prospectus with the names of such affiliates and the amounts of securities to be reoffered by them as selling security holders.

It is anticipated that the selling security holders will offer common shares for sale at prevailing prices on any stock exchange, market or trading facility on which the shares are traded or in private transactions. See “Plan of Distribution.” We will receive no part of the proceeds from sales made under this reoffer prospectus. The selling security holders will bear all sales commissions and similar expenses. Any other expenses incurred by us in connection with the registration and offering and not borne by the selling security holders will be borne by us.

Our common stock is listed on the NASDAQ Capital Market under the symbol “SAAS.” On March 17, 2009, the last reported sale price of our common stock was $2.01 per share.

Our principal executive offices are located at 7730 South Union Park Avenue, Suite 500, Midvale, Utah 84047.

Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors” on page 3.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is March 19, 2009

THE COMPANY

inContact, Inc. (“inContact”, “we”, “us”, “our”, or the “Company”) is principally focused on selling software solutions and telecommunication services to the contact center industry. In 2005 we began the process of transitioning from operating as a telecommunications services provider to operating primarily as a Software-as-a-Service (“SaaS”) provider.

We began as a reseller of telecommunication services. After a series of strategic acquisitions, we emerged with a new product approach combining a national voice over IP (VoIP) network with innovative, on-demand contact handling and agent optimization software technology called inContact®. We use the SaaS model to sell our inContact product suite to the contact center industry. Our inContact product suite is a set of software applications hosted and delivered by us to our customers on a per-seat basis with the ability to scale capacity up or down as business fluctuates.

We offer a variety of connectivity options for carrying an inbound call into our inContact suite or linking agents to our inContact suite, including dedicated T1s, IP connectivity, toll free and local inbound numbers. We continue to sell telecommunication services unbundled from our inContact suite including a dedicated voice T1 product, the Intelligent-T™ and our switched 1+ services.

Our principal business office is located at 7730 So. Union Park Avenue, Suite 500, Midvale, UT 84047, and our telephone number is (801) 320-3200. Our website address is www.incontact.com. Information contained in our website or any other website does not constitute part of this prospectus.

RISK FACTORS

Before deciding to invest in our securities, you should consider carefully the discussion of risks and uncertainties set forth under the caption “Risk Factors” in any of our filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 incorporated by reference herein. For more information, see “Where You Can Find More Information.” The risks and uncertainties we discuss in the documents incorporated by reference in this prospectus are those that we believe may affect our company at the time such statements are made. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may materially and adversely affect our business, financial condition and results of operations.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and information incorporated by reference into this prospectus contain forward-looking statements that involve substantial risks and uncertainties. Forward-looking statements are those that predict or describe future events or trends and that do not relate solely to historical matters. Further, when we use the words “may,” “expect,” “anticipate,” “plan,” “believe,” “seek,” “estimate,” “internal,” and similar words, we intend to identify statements and expressions that may be forward-looking statements. We believe it is important to communicate certain of our expectations to our investors. Forward-looking statements are not guarantees of future performance. They involve risks, uncertainties and assumptions that could cause our future results to differ materially from those expressed in any forward-looking statements. Risks, uncertainties and other factors that might cause such differences include the risks identified in the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K and in other reports we file with the SEC or in other documents that we publicly disseminate from time to time. Many factors are beyond our ability to control or predict. You are accordingly cautioned not to place undue reliance on such forward-looking statements. We have no obligation or intent to update publicly any forward-looking statements whether in response to new information, future events or otherwise, except as required by applicable law.

USE OF PROCEEDS

We will receive funds if any of the purchase rights under the Stock Option Agreements are exercised. inContact will not receive any of the proceeds from the offer and resale of shares by the Selling Security Holders.

SELLING SECURITY HOLDERS

The following table sets forth as of March 17, 2009, the name of each of the selling security holders, the number of shares of common stock that each selling security holder owns beneficially, the number of shares of common stock issuable under outstanding stock options owned by each selling security holder that may be offered for resale from time to time by this prospectus, the number of shares of common stock that would be owned by each selling security holder assuming all offered shares are sold, and the percent of our outstanding common stock each selling security holder will continue to hold assuming the sale of all the common stock offered. We may amend or supplement this prospectus from time to time to update the disclosure set forth herein.

Selling Security Holder (1)	Number Of Shares Owned (2)	Number Of Shares Offered (3)	Number Of Shares Owned After	Percentage Owned After
Scott Welch	360,000	75,000	285,000	0.2

(1)	Each of the persons listed is an affiliate of inContact (as defined in rule 405 adopted under the Securities Act) because he now serves as an executive officer and/or a director.

(2)	The number of shares listed includes all shares that may be offered under this prospectus even though the offered shares may not deemed to be beneficially owned in accordance with Rule 13d-3 of the Securities Exchange Act of 1934 because the shares are issuable under options that are subject to vesting and are not exercisable within 60 days of the date of this prospectus. All other shares included in these figures are included in accordance with Rule 13d-3. Under such rule, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares that the individual has the right to acquire within 60 days of the date of this prospectus through the exercise of any stock option or other right. Unless otherwise indicated in the footnotes, each person has sole voting and investment power (or shares such powers with his or her spouse) with respect to the shares shown as beneficially owned. Percentage of beneficial ownership is based on 31,065,228 shares of common stock outstanding as of March 17, 2009.

(3)	The number of shares offered by each of the persons listed are shares issuable under outstanding stock options with the following terms:

Name	Issue Date	Expiration Date	No. of Shares	Exercise Price
Scott Welch	01-14-04	11-04-13	25,000	$3.05
	11-09-04	11-04-13	50,000	$2.00

PLAN OF DISTRIBUTION

The selling security holders and any of their pledgees, donees, transferees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling security holders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits Investors;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	to cover short sales made after the date that the registration statement of which this prospectus is a part is declared effective by the Commission;

•	broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling security holders may also sell shares under Rule 144 adopted under the Securities Act, if available, rather than under this prospectus.

Unless otherwise prohibited, the selling security holders may enter into hedging transactions with broker-dealers or other financial institutions in connection with distributions of the shares or otherwise. In such transactions, broker- dealers or financial institutions may engage in short sales of the shares in the course of hedging the position they assume with a selling security holder. The selling security holders may also engage in short sales, puts and calls, forward-exchange contracts, collars and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades. If a selling security holder sells shares short, he or she may redeliver the shares to close out such short positions. The selling security holders may also enter into option or other transactions with broker-dealers or financial institutions which require the delivery to the broker-dealer or the financial institution of the shares. The broker-dealer or financial institution may then resell or otherwise transfer such shares pursuant to this reoffer prospectus. In addition, the selling security holder may loan his or her shares to broker-dealers or financial institutions who are counterparties to hedging transactions and the broker-dealers, financial institutions or counterparties may sell the borrowed shares into the public market. A selling security holder may also pledge shares to his or her brokers or financial institutions and under the margin loan the broker or financial institution may, from time to time, offer and sell the pledged shares. To our knowledge, no selling security holder has entered into any agreements, understandings or arrangements with any underwriters, broker-dealers or financial institutions regarding the sale of his or her shares other than ordinary course brokerage arrangements, nor are we aware of any underwriter or coordinating broker acting in connection with the proposed sale of shares by a selling security holder.

The selling security holders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of securities will be paid by the selling security holder and/or the purchasers.

INDEMNIFICATION

Under the certificate of incorporation and bylaws of inContact the board of directors has the authority to indemnify officers and directors to the fullest extent permitted by Delaware law. Further, inContact has separate indemnification agreements with certain of its officers and directors. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons, or to the extent any of the selling security holders are entitled to indemnification under their agreements with us, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

LEGAL MATTERS

Certain legal matters relating to the validity of the securities offered by this prospectus will be passed upon for inContact by Parsons Behle & Latimer, Salt Lake City, Utah.

EXPERTS

The consolidated financial statements, and the related financial statement schedule, incorporated in this Prospectus by reference from inContact, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2008, and the effectiveness of inContact, Inc’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference (which reports (1) express an unqualified opinion on the consolidated financial statements and financial statement schedule and include an explanatory paragraph relating to the adoption of Statement of Financial Accounting Standards (“SFAS”) No. 123(R), Share-Based Payment and SFAS No. 157, Fair Value Measurements, and (2) express an unqualified opinion on the effectiveness of internal control over financial reporting). Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act between the date of this prospectus and the termination of the offering and also between the date of the initial registration statement and prior to effectiveness of the registration statement:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 filed on March 13, 2009;

•	Our Current report on Form 8-K, as filed with the SEC March 17, 2009;

•	Our Current report on Form 8-K, as filed with the SEC February 27, 2009;

•	Our Current report on Form 8-K, as filed with the SEC January 20, 2009; and

•	The description of our common stock contained in Form 8-A filed on October 24, 2007, and any amendments or reports filed for the purpose of updating such description.

Any statement in a document incorporated or deemed to be incorporated by reference in this prospectus is deemed to be modified or superseded to the extent that a statement contained in this prospectus, or in any other document we subsequently file with the SEC, modifies or supersedes that statement. If any statement is modified or superseded, it does not constitute a part of this prospectus, except as modified or superseded. Information that is “furnished to” the SEC in any report shall not be deemed “filed with” the SEC and shall not be deemed incorporated by reference into this prospectus or the registration statement of which this prospectus is a part.

This prospectus is part of a registration statement on Form S-8 we have filed with the SEC under the Securities Act. This prospectus does not contain all of the information in the registration statement. We have omitted certain parts of the registration statement, as permitted by the rules and regulations of the SEC. You may inspect and copy the registration statement, including exhibits, at the SEC’s public reference room or website. Our statements in this prospectus about the contents of any contract or other document are not necessarily complete. You should refer to the copy of each contract or other document we have filed as an exhibit to the registration statement or the reports incorporated herein by reference for complete information. You may obtain a copy of any of these SEC filings without charge by written or oral request directed to our Corporate Secretary, at inContact, Inc., 7730 So Union Park Avenue, Suite 500, Midvale, UT 84047, telephone (801) 320-3300.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our filings with the SEC are also available to the public at the SEC’s website at http://www.sec.gov. You may also obtain copies of the documents at prescribed rates by writing to the SEC’s Public Reference Section at 100 F Street, N.E., Washington, D.C. 20549. Our website is located at www.incontact.com. The contents of our website are not part of this prospectus and should not be relied upon with respect thereto.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Certain Documents by Reference

We are incorporating by reference certain information that we have filed with the SEC under the informational requirements of the Exchange Act. The information contained in the documents that we are incorporating by reference is considered to be part of this registration statement, and the information that we later file with the SEC will automatically update and supersede the information contained or incorporated by reference into this reoffer prospectus. The following documents filed by us with the SEC are incorporated herein by reference:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 filed on March 13, 2009;

•	Our Current report on Form 8-K, as filed with the SEC March 17, 2009;

•	Our Current report on Form 8-K, as filed with the SEC February 27, 2009;

•	Our Current report on Form 8-K, as filed with the SEC January 20, 2009; and

•	The description of our common stock contained in Form 8-A filed on October 24, 2007, and any amendments or reports filed for the purpose of updating such description.

All documents subsequently filed with the Securities and Exchange Commission by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the respective dates of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof or of the related prospectus to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement. The foregoing notwithstanding, we are not incorporating and making a part of this registration statement information that is furnished to the Securities and Exchange Commission, as opposed to filed.

We will provide without charge to each person to whom a reoffer prospectus is delivered, upon written or oral request by such person, a copy of any or all of the documents that have been incorporated by reference, excluding the exhibits to such filings which we have not specifically incorporated by reference in such filings. Requests should be made to the following address or telephone: 7730 Union Park Avenue, Suite 500, Utah 84047, telephone number (801) 320 3200.

Item 4.	Description of Securities

Not applicable.

Item 5.	Interests of Named Experts and Counsel

Not applicable.

Item 6.	Indemnification of Directors and Officers

inContact’s Charter provides that, to the fullest extent that limitations on the liability of directors and officers are permitted by the Delaware General Corporation Law (the “DGCL”), no director or officer of inContact shall have any liability to inContact or its stockholders for monetary damages. The DGCL provides that a corporation’s charter may include a provision which restricts or limits the liability of its directors or officers to the corporation or its stockholders for money damages except: (1) to the extent that it is provided that the person actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received, or (2) to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. inContact’s Charter and Bylaws provide that inContact shall indemnify and advance expenses to its currently acting and its former directors to the fullest extent permitted by the DGCL and that inContact shall indemnify and advance expenses to its officers to the same extent as its directors and to such further extent as is consistent with law.

The Charter and Bylaws provide that inContact will indemnify its directors and officers and may indemnify employees or agents of inContact to the fullest extent permitted by law against liabilities and expenses incurred in connection with litigation in which they may be involved because of their offices with inContact. However, nothing in the Charter or Bylaws of inContact protects or indemnifies a director, officer, employee or agent against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. To the extent that a director or officer has been successful in defense of any proceeding, our Bylaws provide that he shall be indemnified against reasonable expenses incurred in connection therewith.

inContact maintains an officer’s and director’s liability insurance policy insuring its officers and directors against certain liabilities and expenses incurred by them in their capacities as such, and insuring the inContact under certain circumstances, in the event that indemnification payments are made to such officers and directors.

inContact has also entered into indemnification agreements (the “Indemnification Agreements”) with certain of its directors and officers (individually, the “Indemnitee”). The Indemnification Agreements, among other things, provide for indemnification to the fullest extent permitted by law against any and all expenses, judgments, fines, penalties and amounts paid in settlement of any claim. The Indemnification Agreements provide for the prompt advancement of all expenses to the Indemnitee and for reimbursement to inContact if it is found that such Indemnitee is not entitled to such indemnification under applicable law. The Indemnification Agreements also provide that after a change in control (as defined in the Indemnification Agreements) of inContact, all determinations regarding a right to indemnity and the right to advancement of expenses shall be made by independent legal counsel selected by the Indemnitee.

The foregoing summaries are necessarily subject to the complete text of the statute, the Company’s Certificate of Incorporation, as amended, and Bylaws, and the arrangements referred to above and are qualified in their entirety by reference thereto.

Item 7.	Exemption from Registration Claimed

Our grants of awards and options under employee benefit plans were issued pursuant to the exemption from registration afforded by Section 4(2) of the Securities Act and/or Regulation D promulgated thereunder. These restricted security issuances did not involve any underwriters, underwriting discounts or commissions. Because each recipient of the award or stock option is or was an officer, director, employee or other service provider to the Company, we believe that each issuance did not involve any public offering and was exempt from the registration requirements of the Securities Act.

Item 8.	Exhibits

The following documents are filed as exhibits to this Registration Statement:

Exhibit Number	Description

5.1	Opinion of Parsons Behle & Latimer (1)

4.1	Long-Term Stock Incentive Plan (2)

10.1	Form of Stock Option Agreement used prior to June 1999 (3)

10.2	Form of Stock Option Agreement used after June 1999 (3)

23.1	Consent of Parsons Behle & Latimer

23.2	Consent of Deloitte & Touche LLP

24.1	Power of Attorney (5)

(1)	The opinion of Parsons Behle & Latimer was filed as an exhibit to this Registration Statement on Form S-8, File No. 333-116055, initially filed with the Securities and Exchange Commission on June 1, 2004, and is incorporated herein by this reference.

(2)	This document was filed as an exhibit to the Registration Statement on Form 10-SB filed by inContact with the Securities and Exchange Commission on August 3, 1999, and is incorporated herein by this reference.

(3)	These documents are the forms of the Stock Option Agreements awarded to the Selling Security Holders, and were filed as exhibits to the Registration Statement on Form SB-2, File No. 108655, initially filed with the Securities and Exchange Commission on September 9, 2003, and are incorporated herein by this reference.

(5)	The Power of Attorney is included on the signature page to Post-effective Amendment No. 2 to this Registration Statement on Form S-8, File No. 333-116055, filed with the Securities and Exchange Commission on August 14, 2008, and is incorporated herein by this reference.

Item 9.	Undertakings

1. The undersigned registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference herein.

(b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 3 to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Midvale, State of Utah, on March 18, 2009.

inContact, Inc.

By	/s/ Paul Jarman
Paul Jarman, Chief Executive Officer
(Principal Executive Officer)

By	/s/ Gregory Ayers
Gregory Ayers, Chief Financial Officer
(Principal Financial Officer and Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 3 to the Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

/s/ Theodore Stern Theodore Stern, Director	Date: March 12, 2009

/s/ Steve Barnet Steve Barnett, Director	Date: March 12, 2009

/s/ Blake O. Fisher, Jr Blake O. Fisher, Jr., Director	Date: March 12, 2009

/s/ Paul F. Koeppe Paul F. Koeppe, Director	Date: March 12, 2009

/s/ Mark J. Emkjer Mark J. Emkjer, Director	Date: March 12, 2009

/s/ Paul Jarman Paul Jarman, Director	Date: March 18, 2009